Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Current Report on Form 8-K/A, Amendment No. 2, under the Securities Exchange Act of 1934 of SUPERVALU INC. dated October 13, 2006 of our reports dated March 28, 2006 related to the consolidated financial statements of Albertson’s, Inc. as of February 2, 2006 and February 3, 2005 and for the three years in the period then ended and management’s report on the effectiveness of internal control over financial reporting as of February 2, 2006 incorporated by reference in Registration Statement Nos. 33-16934, No. 33-50071, No. 333-10151, No. 333-24813, No. 333-61365, No. 333-72851, No. 333-89157, No. 333-32354, No. 333-32356, No. 333-44570, No. 333-100912, No. 333-100913, No. 333-100915, No. 333-100917, No. 333-100919, No. 333-131759, and No. 333-134671 on Form S-8; No. 33-56415, No. 333-94965, No. 333-43538 and No. 333-81252 on Form S-3 and No. 333-132397 on Form S-4 of SUPERVALU INC. under the Securities Act of 1933.

/S/ DELOITTE & TOUCHE LLP

October 13, 2006